UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2019, John J. Kita, Executive Vice President and Chief Financial Officer of A. O. Smith Corporation (the “Company”), advised the Company that he will retire from the Company effective May 1, 2019.

On January 14, 2019, the Company announced that Charles T. Lauber, who currently serves as the Company’s Senior Vice President, Strategy and Corporate Development and is 56 years old, will succeed Mr. Kita as Chief Financial Officer effective May 1, 2019. In his current position, Mr. Lauber oversees strategic planning and acquisitions. Mr. Lauber originally joined the Company as Director of Audit and Tax in 1999, and he has held positions of progressively greater responsibility including serving as Senior Vice President and Chief Financial Officer of A. O. Smith Water Products Company, the Company’s biggest division, from 2006 to 2012. He was named Senior Vice President, Strategy and Corporate Development in 2013. A copy of the Company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

The following exhibit is being filed herewith:

(99.1)	News Release of A. O. Smith Corporation, dated January 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: January 14, 2019	By:	/s/ James F. Stern
James F. Stern Executive Vice President, General Counsel and Secretary